Exhibit 10.16

SECOND LEASE AMENDING AGREEMENT

This Second Lease Amending Agreement (this “Agreement”) made effective the 26th day of May, 2023 (the “Effective Date”).

BETWEEN:

JOSEPH G. GASCHNITZ, an individual residing
in or near the Town of Drumheller, in the Province of Alberta

(the “Landlord”)

- and -

HUT 8 HOLDINGS INC., a corporation
incorporated under the laws of British Columbia

(the “Tenant”)

WHEREAS the Landlord and Biftury Technology Inc. (“Bitfury”) entered into a lease agreement, dated May 8, 2017, as amended by a lease amending agreement dated December 8, 2017 (as amended, the “Lease”) pursuant to which Landlord agreed to lease certain lands to Bitfury;

AND WHEREAS the Landlord, Bitfury and the Tenant entered into an assignment agreement, dated May 14, 2020 (the “Assignment Agreement”) pursuant to which Bitfury transferred its rights and obligations under the Lease to Tenant, and Landlord consent to such assignment;

NOW THEREFORE in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1.	Definitions

Capitalized terms used herein, and not otherwise defined herein, shall have the meanings ascribed to such terms in the Lease.

2.	Amendments to the Lease

2.1 The Landlord and the Tenant agree that the following amendments shall be made to the Lease effective as of the Effective Date:

(a)	Notwithstanding anything in the Lease or the Assignment Agreement to the contrary, the Term of the Lease shall be and is hereby extended for a further period of two (2) years commencing on May 14, 2023 and expiring on May 13, 2025 (the “Second Extension Term”). The Landlord the Tenant agree that the definition of “Term” set forth in the Lease is amended to include the Second Extension Term.

(b)	Notwithstanding the use of the terms “Minimum Rent” and “Additional Rent,” during each year of the Second Extension Term, the Tenant shall pay to the Landlord each and every month during the Second Extension Term, in equal monthly installments in advance on the first day of each month of the Second Extension Term, monthly gross rent with respect to the Demised Premises in the amount of $12,500 based on an annual gross rent of $150,000.

(c)	Annual gross rent shall include all costs for which the Tenant was otherwise liable under Section 5.3 of the Lease (excepting Sales Tax, for which the Tenant shall remain liable throughout the Second Extension Term).

(d)	In addition to annual gross rent, the Tenant shall be responsible for its proportionate share of property tax adjustments levied against the Property.

(e)	In consideration of the payment of rent and other charges and provided the Tenant is not in material default under the Lease (as amended) at the date of exercise of the option hereby granted, the Landlord grants to the Tenant an option, subject to the provisions below, to renegotiate the Lease for a further term of two (2) years commencing on the expiration of the Second Extension Term. The Tenant shall provide the Landlord with written notice of its intention to renew no later than six (6) months prior to the expiration of the Second Extension Term.

3.	General

(a)	Except as amended herein, the Lease is hereby ratified and confirmed.

(b)	This Agreement may be executed and delivered by the parties in one or more counterparts, each of which will be an original, and each of which may be delivered by facsimile, email or other functionally equivalent electronic means of transmission, and those counterparts will together constitute one and the same instrument.

(c)	This Agreement shall enure the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, successors and where applicable, permitted assigns.

(d)	This Agreement shall be governed by the laws of the Province of Alberta and the laws of Canada.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF this agreement has been executed effective the day and year first above written.

HUT 8 HOLDINGS INC.	JOSEPH G. GASCHNITZ

(signed) “James Beer”	(signed) “Joseph G. Gaschnitz”
Name: James Beer
Title: SVP, Operations